FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment"), is entered into effective as of April 15, 2019 by and between LUMA AT WEST PALM BEACH, LLC, a Delaware limited liability company ("Seller"), and COTTONWOOD COMMUNITIES O.P., LP, a Delaware limited partnership ("Buyer").

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated March 26, 2019 (the "Agreement") related to certain real property located in West Palm Beach, Florida, as more particularly described in the Agreement; and

WHEREAS, the parties desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Buyer and Seller, Buyer and Seller hereby agree as follows:

1. Capitalization. All capitalized terms used herein will have the meanings ascribed to those terms in the Agreement, unless otherwise specified herein.

2. Environmental Inspection Deadline. The final sentence of Section 4.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

> "Buyer may, in its sole and absolute discretion, terminate this Agreement in the event there is a material adverse result in the inspections related to the environmental condition of the Property by delivering written notice to Seller on or before 6pm MDT on April 17, 2019 ("Environmental Inspection Deadline"), and receive an immediate refund of the Earnest Money."

3. Authorization. Each of the parties hereto represents to the other that it has the legal power, right and authority to enter into this Amendment and that the individuals executing this Amendment on behalf of each of Buyer and Seller have the legal power, right and actual authority to bind Buyer and Seller, respectively, to the terms and conditions hereof.

4. Conflict. In case of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall be controlling.

5. Ratification. Except as expressly amended hereby, the Agreement is hereby ratified and confirmed and remains in full force and effect.

6. Counterparts; Facsimile; E-Mail. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, any signature transmitted by

facsimile or electronically via e-mail shall be considered to have the same legal and binding effect as any original signature.

[Signature Page to Follow]

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date first set forth above.

SELLER:

LUMA AT WEST PALM BEACH, LLC,
a Delaware limited liability company

By: Luma Communities, LLC,
a Florida limited liability company,
its Manager

By: ____________________________
Name: Charles M. Scardina, Jr.
Title: Manager

BUYER:

COTTONWOOD COMMUNITIES O.P., LP,
a Delaware limited partnership

By: ____________________________
Name: GREGG CHRISTENSEN
Title: CHIEF LEGAL OFFICER